Exhibit 99.1

Delek US Holdings, Inc. Reports Third Quarter 2008 Results

BRENTWOOD, Tenn.--(BUSINESS WIRE)--November 6, 2008--Delek US Holdings, Inc. (NYSE: DK), a diversified energy company with assets in the petroleum refining, marketing and retail industries, today announced financial results for the third quarter 2008.

Delek US reported total revenue of $1.46 billion for the three months ended Sept. 30, 2008, an increase of 37 percent when compared to the third quarter 2007. Third quarter 2008 net income increased 24 percent to $25.4 million, or $0.47 per fully diluted share, compared to net income of $20.4 million, or $0.38 per fully diluted share, in the third quarter 2007, driven principally by improved profitability in the retail and refining segments.

The third quarter 2008 results were positively impacted by an increase in the 5-3-2 Gulf Coast crack spread compared to the year-ago quarter, a significant decline in wholesale fuel prices in August and September which contributed to higher fuel margins, in addition to continued ethanol blending at the retail and refining segments. For the three months ended Sept. 30, 2008, Delek US realized a $4.0 million pre-tax gain on the disposition of real estate and an $8.7 million mark-to-market pre-tax gain associated with ethanol swap agreements.

Uzi Yemin, President and Chief Executive Officer of Delek US, remarked, “Our third quarter 2008 contribution margin grew by 25 percent compared to the year-ago period, supported by a continued downward trend in commodities prices. Our Tyler refinery remained fully operational in the wake of hurricanes Ike and Gustav, allowing us to benefit from elevated Gulf Coast pricing in early September. While hurricane-related fuel shortages impacted retail sales volumes in core regional markets late in the quarter, a general trend of declining wholesale fuel costs contributed to higher fuel margins in August and September, resulting in improved profitability at our retail subsidiary.”

Yemin continued: “In a period of financial market uncertainty, we continued to strengthen our balance sheet by reducing our leverage. We reduced our total debt by $43.7 million during the third quarter, while maintaining ample liquidity under our existing credit agreements.”

Refining Segment

The refining segment contribution margin increased 10 percent to $29.6 million in the third quarter 2008, compared to $26.8 million in the third quarter 2007. Refining margin, adding back inter-company marketing fees of $0.93 per barrel, was $12.16 per barrel sold, compared to $10.45 per barrel sold for the same quarter last year. Barrels sold per day increased to 55,854 in the third quarter 2008, compared to 53,177 in the third quarter 2007.

Third quarter 2008 refining margins benefited from a number of factors when compared to the year ago quarter, including a 25 percent increase in the 5-3-2 Gulf Coast crack spread, an increase in the barrels per day sold and more than 2,600 barrels per day of ethanol blended at the Tyler fuel rack during the third quarter. Delek US did not blend any ethanol at its Tyler refinery in the third quarter 2007.

The refinery remained fully operational during two major hurricanes which impacted the Gulf Coast refining complex during early September, positioning the refining segment to benefit from several days of elevated Gulf Coast pricing in the final weeks of the third quarter 2008.

Retail Segment

The retail segment contribution margin increased 12.0 percent to $23.7 million in the third quarter 2008, compared to $21.2 million in the third quarter 2007. Although hurricane-related supply shortages adversely impacted fuel sales at many retail locations during September, Delek US benefited from higher fuel margins throughout the third quarter which served to more than offset lower sales volumes in the period.

Retail fuel margin increased on a year-over-year basis by 8.7 cents per gallon to 23.9 cents per gallon during the third quarter 2008, serving to partially offset an 8.9 percent same-store decline in the total number of retail gallons sold in the quarter. The increase in fuel margin is mainly attributable to a favorable spread between wholesale and retail fuel prices in the quarter, in addition to favorable blending economics associated with our ongoing E-10 (ethanol) blended fuel program.

For the three months ended Sept. 30, 2008, Delek US reported a 7.6 percent same-store merchandise sales decline which was primarily attributable to regional fuel supply shortages during September and a reduction in discretionary consumer spending. The decline in same-store merchandise sales was partially offset by a 50 bps increase in merchandise margin to 32.4 percent, compared to merchandise margin of 31.9 percent in the year-ago period.

Marketing Segment

The marketing segment contribution margin was $7.1 million for the third quarter 2008. On a trailing four quarter basis through Sept. 30, 2008, the marketing segment has contributed $25.4 million in contribution margin, with approximately $1 million in capital expenditures required to support ongoing operations during the same twelve month period. The marketing segment generated net sales of $224.9 during the third quarter of 2008, which included $4.8 million of inter-company fees and sales from the refining segment.

Third Quarter 2008 Conference Call Information

The Company will hold a conference call to discuss its third quarter 2008 results today at 11:00 a.m. CT. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.DelekUS.com and clicking Investor Relations, or by going to www.Earnings.com, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available through November 20, 2008 by dialing (706) 645-9291, code 68742532. An archived version of the replay will also be available on Delek’s website for 90 days.

About Delek US Holdings, Inc.

Delek US Holdings, Inc. is a diversified energy business focused on petroleum refining, marketing and supply of refined products, and retail marketing of fuel and general merchandise. The refining segment operates a high conversion, independent refinery, with a design crude distillation capacity of 60,000 barrels per day, in Tyler, Texas. The marketing and supply segment markets refined products through its terminals in Abilene, Texas and San Angelo, Texas as well as other third party terminals. The retail segment markets gasoline, diesel and other refined petroleum products and convenience merchandise through a network of company-operated retail fuel and convenience stores, operated under the MAPCO Express®, MAPCO Mart®, East Coast®, Discount Food Mart™, Fast Food and Fuel™ and Favorite Markets® brand names.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning our current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws.

Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: our competitive position and the effects of competition; the projected growth of the industry in which we operate; changes in the scope, costs, and/or timing of capital projects; losses from derivative instruments; management’s ability to execute its strategy of growth through acquisitions and transactional risks in acquisitions; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States; risks and uncertainties with the respect to the quantities and costs of crude oil, the costs to acquire feedstocks and the price of the refined petroleum products we ultimately sell; potential conflicts of interest between our majority stockholder and other stockholders; and other risks contained in our filings with the Securities and Exchange Commission.

Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US undertakes no obligation to update or revise any such forward-looking statements.

Delek US Holdings, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2008	2007	2008	2007

Net Sales	$1,465.1	$1,070.2	$4,132.9	$2,978.9

Operating costs and expenses:
Cost of goods sold	1,327.9	958.7	3,815.2	2,587.6
Operating expenses	67.7	55.8	190.2	159.1
General and administrative expenses	16.5	14.0	42.4	40.0
Depreciation and amortization	10.6	8.4	29.2	23.4
Gain on sale of assets	(4.0)	-	(6.9)	-
	1,418.7	1,036.9	4,070.1	2,810.1
Operating income	46.4	33.3	62.8	168.8

Interest expense	6.5	7.8	18.2	23.3
Interest income	(0.4)	(2.5)	(2.0)	(7.7)
Loss (earnings) from equity method investment	0.8	(0.6)	7.9	(0.6)
Other expenses, net	0.1	1.3	0.8	1.5
	7.0	6.0	24.9	16.5

Income before income tax expense	39.4	27.3	37.9	152.3
Income tax expense	14.0	6.9	13.5	43.8

Net income	$25.4	$20.4	$24.4	$108.5

Basic earnings per share	$0.47	$0.39	$0.45	$2.10

Diluted earnings per share	$0.47	$0.38	$0.45	$2.07

Weighted average common shares outstanding:
Basic	53,680,570	52,299,679	53,673,290	51,543,001
Diluted	54,380,835	53,237,543	54,414,106	52,298,365

Dividends declared and paid per common share outstanding(1)	$0.0375	$-	$0.1125	$0.2725

Delek US Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)

	September 30,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$79.4	$105.0
Short-term investments	-	44.4
Accounts receivable	148.0	118.8
Inventory	146.3	130.6
Other current assets	10.0	47.7
Total current assets	383.7	446.5

Property, plant and equipment:
Property, plant and equipment	733.5	644.3
Less: accumulated depreciation	(124.9)	(98.2)
Property, plant and equipment, net	608.6	546.1

Goodwill	91.6	89.0
Other intangibles, net	10.6	11.6
Equity method investment	131.6	139.5
Other non-current assets	16.6	11.6
Total assets	$1,242.7	$1,244.3

Liabilities and shareholders' equity
Current liabilities:
Accounts Payable	$287.4	$248.6
Current portion of long-term debt and capital lease obligations	61.6	10.8
Note payable	45.0	-
Accrued expenses and other current liabilities	73.0	45.6
Total current liabilities	467.0	305.0

Non-current liabilities:
Long-term debt and capital lease obligations, net of current portion	169.7	344.4
Environmental liabilities, net of current portion	5.3	6.7
Asset retirement obligations	6.6	5.3
Deferred tax liabilities	53.1	60.3
Other non-current liabilities	13.0	10.1
Total non-current liabilities	247.7	426.8

Shareholders' equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common stock, $0.01 par value, 110,000,000 shares authorized, 53,680,570 and 53,666,570 shares issued and outstanding, respectively	0.5	0.5
Additional paid-in capital	276.6	274.1
Accumulated other comprehensive loss	(5.1)	0.3
Retained earnings	256.0	237.6
Total shareholders' equity	528.0	512.5
Total liabilities and shareholders' equity	$1,242.7	$1,244.3

Delek US Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	For the Nine Months Ended September 30,
	2008	2007

Cash flows from operating activities:	98.9	156.4
Cash flows from investing activities:	(38.7)	(279.6)
Cash flows from financing activities:	(85.8)	47.2

Net decrease in cash and cash equivalents	(25.6)	(76.0)

Cash and cash equivalents at the beginning of the period	105.0	101.6
Cash and cash equivalents at the end of the period	$79.4	$25.6

Delek US Holdings, Inc.
Segment Statistics
(In millions)

	Three Months Ended September 30,
REFINING SEGMENT	2008	2007
Days operated in period	92	92
Total sales volume (average barrels per day)	55,854	53,177
Products manufactured (average barrels per day):
Gasoline	30,158	28,914
Diesel/Jet	20,611	20,677
Petrochemicals, LPG, NGLs	1,672	2,563
Other	2,898	2,413
Total production	55,339	54,567
Throughput (average barrels per day):
Crude oil	51,616	55,456
Other feedstocks	4,946	1,018
Total throughput	56,562	56,474
Per barrel of sales:
Refining operating margin(1)	$11.23	$9.59
Refining operating margin excluding intercompany marketing service fees(2)	$12.16	$10.45
Direct operating expenses	$5.46	$4.12
Pricing statistics (average for the period presented):
WTI — Cushing crude oil (per barrel)	$118.70	$75.17
US Gulf Coast 5-3-2 crack spread (per barrel)	$15.08	$12.02
US Gulf Coast Unleaded Gasoline (per gallon)	$3.12	$2.09
Ultra low sulfur diesel (per gallon)	$3.39	$2.17
Natural gas (per MMBTU)	$9.12	$6.18

	Three Months Ended September 30,
MARKETING SEGMENT	2008	2007
Days operated in period	92	92
Total sales volume (average barrels per day)	16,946	18,151
Products sold (average barrels per day):
Gasoline	8,349	7,851
Diesel/Jet	8,531	10,038
Other	66	262
Total sales	16,946	18,151
Direct operating expenses (per barrel of sales)	$0.26	$0.13

	Three Months Ended September 30,
RETAIL SEGMENT	2008	2007
Number of stores (end of period)	495	501
Average number of stores	495	501
Retail fuel sales (thousands of gallons)	114,985	126,450
Average retail gallons per average number of stores (in thousands)	232	252
Retail fuel margin ($ per gallon)	$0.239	$0.152
Merchandise sales (in thousands)	$105,677	$114,573
Merchandise margin %	32.4%	31.9%
Credit expense (% of gross margin)(3)	9.2%	8.6%
Merchandise and cash over/short (% of net sales)(4)	0.2%	0.4%
Operating expense/merchandise sales plus total gallons(5)	17.1%	14.2%

(1)	Refining operating margin per barrel is calculated by dividing the margin between net sales and cost of crude oil, feedstocks and related transportation by the total barrels sold at our refinery. Industry-wide refining results are driven and measured by the margins between refined petroleum product prices and the prices for crude oil, which are referred to as crack spreads: the differential in price between a representative barrel of benchmark refined petroleum products, such as gasoline or heating oil, and a barrel of benchmark crude oil. The US Gulf Coast 5-3-2 crack spread represents the differential between Platt's quotations for 3/5 of a barrel of US Gulf Coast Pipeline 87 Octane Conventional Gasoline and 2/5 of a barrel of US Gulf Coast Pipeline No. 2 Heating Oil (high sulfur diesel) on the one hand, and the first month futures price of 5/5 of a barrel of light sweet crude oil on the New York Mercantile Exchange, on the other hand. We compare our refining operating margin to these crack spreads to assess our operating performance relative to other participants in our industry.
(2)	Excludes inter-company marketing services fees of $4.8 million for the three months ended Sept. 30, 2008 and $11.8 million for the nine months ending Sept 30, 2008, from Refining to Marketing segment.
(3)	Consists of third party credit, debit and fuel card processing fees as a percentage of gross margin.
(4)	Merchandise and cash over/short as a percentage of net sales is a measure of merchandise loss or theft, motor fuel theft and cash shortages as a percentage of net sales.
(5)	Operating expense for our retail segment divided by merchandise sales plus total gallons sold is a ratio we use to measure store operating performance -- especially operating expense control. Total gallons are used rather than net fuel sales to eliminate the volatility of fuel prices in the calculation and improve comparability.

Delek US Holdings, Inc.
Segment Data
(In millions)

	As of and For the Three Months Ended September 30, 2008
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany marketing fees and sales)	$675.3	$569.5	$220.1	$0.2	$1,465.1
Intercompany marketing fees and sales	(4.8)	-	4.8	-	-
Operating costs and expenses:
Cost of goods sold	612.8	506.7	217.4	(9.0)	1,327.9
Operating expenses	28.1	39.1	0.4	0.1	67.7
Segment contribution margin	$29.6	$23.7	$7.1	$9.1	69.5
General and administrative expense					16.5
Depreciation and amortization					10.6
Gain on sale of assets					(4.0)
Operating income					$46.4

Total assets	$457.1	$505.2	$85.3	$195.1	$1,242.7

Capital spending (excluding business combinations)	$15.8	$3.9	$0.2	$-	$19.9

	As of and For the Three Months Ended September 30, 2007
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany marketing fees and sales)	$428.7	$481.1	$160.3	$0.1	$1,070.2
Intercompany marketing fees and sales	(4.2)	-	4.2	-	-
Operating costs and expenses:
Cost of goods sold	377.6	424.5	156.6	-	958.7
Operating expenses	20.1	35.4	0.2	0.1	55.8
Segment contribution margin	$26.8	$21.2	$7.7	$-	55.7
General and administrative expense					14.0
Depreciation and amortization					8.4
Operating income					$33.3

Total assets	$379.8	$532.3	$90.1	$226.4	$1,228.6

Capital spending (excluding business combinations)	$16.0	$5.0	$0.1	$1.9	$23.0

Delek US Holdings, Inc.
Segment Data
(In millions)

	For the Nine Months Ended September 30, 2008
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany marketing fees and sales)	$1,868.4	$1,630.1	$633.9	$0.5	$4,132.9
Intercompany marketing fees and sales	(11.8)	-	11.8	-	-
Operating costs and expenses:
Cost of goods sold	1,723.4	1,464.6	625.3	1.9	3,815.2
Operating expenses	75.5	113.6	0.8	0.3	190.2
Segment contribution margin	$57.7	$51.9	$19.6	$(1.7)	127.5
General and administrative expense					42.4
Depreciation and amortization					29.2
Gain on sale of assets					(6.9)
Operating income					$62.8

Capital spending (excluding business combinations)	$73.8	$16.7	$0.9	$-	$91.4

	For the Nine Months Ended September 30, 2007
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany marketing fees and sales)	$1,224.5	$1,298.5	$455.6	$0.3	$2,978.9
Intercompany marketing fees and sales	(10.8)	-	10.8	-	-
Operating costs and expenses:
Cost of goods sold	998.0	1,146.8	442.8	-	2,587.6
Operating expenses	57.9	100.2	0.7	0.3	159.1
Segment contribution margin	$157.8	$51.5	$22.9	$-	232.2
General and administrative expense					40.0
Depreciation and amortization					23.4
Operating income					$168.8

Capital spending (excluding business combinations)	$35.5	$12.5	$0.1	$1.9	$50.0

CONTACT:
Investor Relations Contact:
Delek US Holdings, Inc.
Noel Ryan, 615-435-1356
Director of Investor Relations
or
U.S. Media Contact:
Lovell Communications Inc.
Paula Lovell, 615-297-7766
or
Israel Media Contact:
Arad Communications
Lior Chorev, 011-972-3-644-0404
Cell: 615-972-2964